UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                  CURRENT REPORT

                      Pursuant to Section 13 or 15 (d) of the
                        Securities and Exchange Act of 1934



       Date of Report (Date of earliest event reported):  February 21, 2007


                            BOWL AMERICA INCORPORATED
               __________________________________________________
             (Exact name of Registrant as specified in its charter)


   MARYLAND                           1-7829                   54-0646173
(State or Other Jurisdiction of  (Commission File Number)   (I.R.S. Employer
Incorporation)                                             Identification No.)



           6446 Edsall Road, Alexandria, VA            22312
        (Address of Principal Executive Office)      (Zip Code)

      Registrant's telephone number, including area code: (703) 941-6300

                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
 ____________________________________________________________________________

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





Item 8.01.   Other Events

Bowl America has closed its Falls Church bowling center for an indefinite period to determine the extent of required repairs from damage that came to light during the recent engineering inspection after the ice storm that hit the Washington area.

The Company hired an independent engineer who has recommended the replacement of a significant roof beam. Bowl America will consult with the City of Falls Church about the nature and extent of any possible repairs. As a safety measure, the public will not be admitted to the bowling center as long as significant remedial work is required. It should also be noted that this bowling center was recently the subject of an exchange agreement for a new bowling center to be constructed on contiguous property. Since the existing building was to be demolished after the exchange, Bowl America does not believe that the above events will have any impact on the exchange agreement.


                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     BOWL AMERICA INCORPORATED



Date:  February 21, 2007
                                                    Leslie H. Goldberg
                                                    President